UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

April 25, 2003
(Date of earliest event reported)

PAB Bankshares Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-11823	58-1473302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia	31602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (229) 241-2775

Item 9. Regulation FD Disclosure.

On April 25, 2003, PAB Bankshares, Inc. issued a press release announcing financial results for the quarter ended March 31, 2003. The press release is attached as Exhibit 99.1 to this Form 8-K. This information is provided under Item 12 of Form 8-K. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

    Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAB Bankshares Inc. (Registrant)
April 25, 2003 (Date)	/s/ DONALD J. TORBERT, JR. Donald J. Torbert, Jr. Senior Vice President and Chief Financial Officer